Exhibit 3.1

CATCHMARK TIMBER TRUST, INC.
ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter (the “Charter”) of CatchMark Timber Trust, Inc., a Maryland corporation (the “Corporation”), is hereby amended to change the designation of the shares of Common Stock, $.01 par value per share, of the Corporation to shares of Class A Common Stock, $.01 par value per share. All references in the Charter to “Common Shares” are hereby changed to “Class A Common Shares.”

SECOND: The Charter is hereby further amended to provide that, immediately after the acceptance of these Articles of Amendment for record (the “Effective Time”) by the State Department of Assessments and Taxation of Maryland, every ten shares of Class A Common Stock, $.01 par value per share, of the Corporation which were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding shares of Class A Common Stock, $.10 par value per share, of the Corporation.

THIRD: The amendments to the Charter as set forth above have been duly approved by at least a majority of the entire Board of Directors as required by law. The amendments set forth herein are made without action by the stockholders of the Corporation, pursuant to Sections 2-605(a)(2) and 2-309(e) of the Maryland General Corporation Law.

FOURTH: There has been no increase in the authorized shares of stock of the Corporation effected by the amendments to the Charter as set forth above.

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman of the Board and President and attested to by its Senior Vice President, Chief Financial Officer and Assistant Secretary on this 24th day of October, 2013.

ATTEST:                    CATCHMARK TIMBER TRUST, INC.

/s/ Brian M. Davis		/s/ Leo F. Wells, III		(SEAL)
Name:	Brian M. Davis	Name:	Leo F. Wells, III
Title:	Senior Vice President, Chief	Title:	Chairman of the Board Officer and
	Financial Officer and		President
Assistant Secretary